                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ( X )

Filed by a Party other than the Registrant (     )

Check the appropriate box:

(   )  Preliminary Proxy Statement     (   )  Confidential, for Use of the
                                              Commission Only (as permitted by
( X )  Definitive Proxy Statement             Rule 14a-6(e)(2))

(   )  Definitive Additional Materials

(   )  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                                 Fuel-Tech N.V.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

( X )   No fee required.

(   )   Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------

         (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ---------------------------------------------------------------------

         (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------

         (5) Total fee paid:

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

(   )    Fee paid previously with preliminary materials.

(   )    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

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         (2)      Form, Schedule or Registration Statement No.:

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         (3)      Filing Party:

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         (4)      Date Filed:

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

                                 FUEL-TECH N.V.
                 Castorweg 22-24, Curacao, Netherlands Antilles

                                ----------------

                Notice of Annual General Meeting of Shareholders
                             To be Held June 5, 2002

                                 --------------

To the Shareholders of Fuel-Tech N.V.:

         The Annual General Meeting (the "Meeting") of Shareholders of Fuel-Tech N.V., a Netherlands Antilles limited liability company (the "Company"), will be held Wednesday, June 5, 2002, at the registered office of the Company, Castorweg 22-24, Curacao, Netherlands Antilles, at 10:00 a.m. local time, to consider and act upon the following matters, each of which is explained more fully in the following Proxy Statement. A proxy card for your use in voting on these matters is also enclosed.

         1. To approve the Annual Report of Management to Shareholders on the business and administration of the Company for the calendar year ended December 31, 2001 (the "Annual Report");

         2. To approve the Financial Statements for said calendar year, being the Consolidated Balance Sheet, Consolidated Statement of Operations, Consolidated Statement of Shareholders' Equity and Consolidated Statement of Cash Flows with Notes and Auditors' Report together with the Balance Sheet and the Statement of Operations of the Company (Schedule I);

         3. To elect Eight (8) Managing Directors and to approve their compensation;

         4. To approve the reappointment of Ernst & Young LLP as the independent auditors for the year 2002 and to authorize the Managing Directors to approve their compensation; and

         5. To transact any other business that may properly come before the meeting or at any adjournment thereof.

         Only common shareholders of record at the close of business on June 4, 2002 are entitled to vote at the Meeting. The presence in person or by proxy of stockholders entitled to cast one-third of the total number of votes which may be cast shall constitute a quorum for the transaction of business at the Meeting.

         The Annual Report is enclosed with this Notice of Meeting and Proxy Statement.

FUEL-TECH N.V.

Charles W. Grinnell
Secretary
April 29, 2002




WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON IT IS REQUESTED THAT YOU PROMPTLY FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

AN INFORMATION MEETING WILL BE HELD ON JUNE 14, 2002 FROM 9:30 A.M. TO 11:00 A.M. AT THE LONDON SHERATON HOTEL, PICCADILLY, W1J 7BX, LONDON, U.K.

                                 FUEL-TECH N.V.

                                 Proxy Statement


         The enclosed proxy is solicited by the Board of Managing Directors (the "Board") of Fuel-Tech N.V., a Netherlands Antilles limited liability company (the "Company"), in connection with the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the registered offices of the Company, Castorweg 22-24, Curacao, Netherlands Antilles, Wednesday, June 5, 2002, at 10:00 a.m. local time, and at any adjournments thereof.

         The record date with respect to mailing this solicitation is April 12, 2002. Under Netherlands Antilles law, however, all holders of Company common stock as of the close of business on June 4, 2002 are nevertheless entitled to vote at the Meeting. As of the record date the Company had 19,290,534 shares of common stock outstanding according to the records of the Company's Transfer Agent. Each share is entitled to one vote. Under the rules of The Nasdaq Stock Market, Inc., a quorum of one third of the votes entitled to be cast is required for action on matters taken up at the Meeting.

         Each shareholder is entitled to appoint a representative at the Meeting other than those named in the form of proxy. A shareholder desiring to appoint some other person who need not be a shareholder may do so by completing another proper form of proxy for use at the Meeting. All completed forms of proxy should be mailed promptly in the enclosed return envelope for delivery on or before 5:00 p.m. (local time) June 4, 2002 to the Transfer Agent.

         A shareholder giving a proxy may revoke such proxy by an instrument in writing signed by the shareholder, by his attorney-in-fact authorized in writing, or, if the shareholder is a corporation, under its corporate seal or by a duly authorized officer or attorney, and deposited with the Transfer Agent or with the Chairman of the Meeting at the time of the Meeting.

         If a proxy is signed and not revoked by the shareholder, the shares it represents will be voted at the Meeting in accordance with the instructions of the shareholder. Abstentions and broker non-votes are counted as present in determining whether a quorum is present, but are not counted in the calculation of the vote. If the proxy is signed and returned without specifying choices, the shares will be voted in favor of each item on the agenda in accordance with the recommendations of the Board. Members of the Board and executive officers of the Company may solicit shareholders' proxies by mail, telephone or facsimile. The Company shall bear the cost of proxy solicitation, if any.

                                  ANNUAL REPORT

         The Company's Annual Report to Shareholders (the "Report"), contains the report of Management on the business and administration of the Company for the calendar year ended December 31, 2001 and financial statements reflecting the financial position and results of operations of the Company for 2001 (the "Financial Statements"), together with the Company's Balance Sheet and Statement of Operations. The Financial Statements are set forth in the Report in consolidated form and, as required by Netherlands Antilles law, in unconsolidated form. See Schedule I to this Proxy Statement for the Unconsolidated Financial Statement. The Report and this Proxy Statement were distributed together commencing in the week of April 29, 2002. The Report is available for inspection at the office of the Company written on the Notice of Meeting and will be available for inspection at the Meeting.

         A resolution will be presented at the Meeting for the adoption of the Annual Report and the approval of the Financial Statements. The Company understands that under Netherlands Antilles law, approval of the Report and the Financial Statements at the Meeting will have the effect of discharging the Managing Directors from legal liability for their activities as directors for the year ended December 31, 2001.

         The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Board recommends a vote FOR this proposal.

                              ELECTION OF DIRECTORS

         The Board proposes the election of eight Managing Directors. The term of office of each director is until the next Annual General Meeting or until a successor shall have been duly elected. Douglas G. Bailey, Ralph E. Bailey, Charles W. Grinnell, John R. Selby, Thomas S. Shaw, and Tarma Trust Management N.V., who are each incumbent directors, and Messrs. Espinosa and Khanachet, who are proposed to be elected for the first time, are the nominees for election as Managing Directors of the Company. Each of the nominees has consented to act, if elected. Should one or more of these nominees become unavailable to accept nomination or election, votes will be cast for a substitute nominee, if any, designated by the Board. If no substitute nominee is designated prior to the election, the individuals named as proxies on the enclosed proxy card will exercise their judgment in voting the shares that they represent. A motion will be proposed at the Meeting for the election of the foregoing eight directors and to approve their compensation as described below under the caption "Directors' Compensation." Mr. John A. de Havilland, Mr. Jeremy D. Peter-Hoblyn and Mr. James M. Valentine, formerly Managing Directors of the Company, resigned effective March 1, 2002 and are not standing for reelection. Prior to his resignation, Mr. de Havilland had been Chairman of the Audit Committee.

         The affirmative vote of a majority of the shares voting is required for the election of directors and the approval of their compensation. The Company recommends a vote FOR each of the nominees and their compensation.

         The following table sets forth certain information with respect to each person nominated and recommended to be elected as a Managing Director of the Company.

Name                                 Age          Director Since
----                                 ---          --------------

Ralph E. Bailey                       78              1998
Douglas G. Bailey                     52              1998
Miguel Espinosa                       61                --
Charles W. Grinnell                   64              1989
Samer S. Khanachet                    51                --
John R. Selby                         72              1998
Thomas R. Shaw                        55              2001
Tarma Trust Management N.V.            -              1998

Shareholders' Agreement

         The Company is party to a Shareholders' Agreement of April 30, 1998, amended March 1, 2002 (the "Agreement") with certain Investors who acquired 4,750,000 shares and warrants to purchase 3,000,000 shares of Company common stock. During the term of the Agreement, the Investors have the right to nominate three persons as Managing Directors of the Company, one of whom shall be an independent director. The Investors are Douglas G. Bailey, Ralph E. Bailey, Nolan R. Schwartz and other persons who are or were associated with American Bailey Corporation, a privately owned company of which Mr. Ralph E. Bailey is Chairman and Mr. Douglas G. Bailey, his son, is President and Chief Executive Officer. Of the persons identified above as the nominees of the Board for appointment as Managing Directors at the Meeting, Messrs. Douglas G. Bailey, Ralph E. Bailey and John R. Selby are nominees of the Investors, Mr. Selby being independent. The term of the Agreement is until April 30, 2008, unless before April 30, 2002 the Investors as a group own less than 2,375,000 of the Company's common shares, or, before April 30, 2008, the Investors own less than 475,000 shares of Company common stock.

Directors and Executive Officers of the Company and Fuel Tech, Inc.

         Vincent M. Albanese, 53, has been Vice President Air Pollution Control, Sales and Marketing of Fuel Tech, Inc. since April, 1998 and Senior Vice President since May 1, 2000. He was Vice President Sales and Marketing of Nalco Fuel Tech, a joint venture between Fuel Tech, Inc. and Nalco Chemical Company ("Nalco"), prior to joining Fuel Tech, Inc., and had served Nalco Fuel Tech since 1990. Prior to his service with Nalco Fuel Tech, Mr. Albanese was a market development specialist with Nalco, his employer since 1975.

         Steven C. Argabright, 59, has been a director and the President and Chief Operating Officer of Fuel Tech, Inc. since April, 1998. He was President and Chief Executive Officer of Nalco Fuel Tech from 1996 to April, 1998 and Vice President of Nalco Fuel Tech from 1990 to 1996. Prior to the formation of Nalco Fuel Tech, Mr. Argabright was a Regional Sales Manager of Nalco, his employer since 1973.

         Ralph E. Bailey has been a director and Chairman of the Board and Chief Executive Officer of the Company and a director and Chairman of Fuel Tech, Inc. since April, 1998. He has been a director and Chairman of American Bailey Corporation ("ABC"), a privately owned business acquisition and development company, since 1984. Mr. Bailey is the former Chairman and Chief Executive Officer of Conoco, Inc., an energy company, and a former Vice Chairman of E.I. du Pont de Nemours & Co., a chemical company.

         Douglas G. Bailey has been a director of the Company and of Fuel Tech, Inc. since April, 1998. Mr. Bailey, who is the son of Ralph E. Bailey, has been the President and Chief Executive Officer of ABC since 1984. Mr. Bailey is Chairman and Chief Executive Officer of Golden Casting Corporation, an affiliate of ABC and a foundry company.

         Stephen P. Brady, 45, has been Vice President - Fuel Chemicals Sales & Marketing of Fuel Tech, Inc. since February, 1998 and Senior Vice President since January 1, 2002. Prior to joining Fuel Tech, Inc., Mr. Brady was a Regional Sales Manager of Nalco, his employer since 1980.

         Miguel Espinosa has been President and Chief Executive Officer of The Riverview Group, LLC, a financial consulting company, since 2001. He retired in 2001 as Treasurer of Conoco Inc., his employer since 1965. In addition to corporate finance, Mr. Espinosa's responsibilities at Conoco involved international operations, mergers and acquisitions and joint ventures.

         Charles W. Grinnell has been Vice President, General Counsel and Corporate Secretary of the Company since 1988 and a director of the Company and Fuel Tech, Inc. since September, 1989. Mr. Grinnell is a director of Clean Diesel Technologies, Inc. and has also been engaged in the private practice of corporate law in Stamford, Connecticut since 1992.

         Samer S. Khanachet has been President of United Gulf Management, Inc. ("United") since 1996 where his responsibilities are focused on United States venture capital and private equity activities. From 1990 to 1996, Mr. Khanachet was a General Manager of Kuwait Projects Company (Holding), the parent company of United.

         Nolan R. Schwartz, 51, has been a director of Fuel Tech, Inc. since April, 1998. He is a Principal of American Bailey Corporation, his employer since 1988. Mr. Schwartz is a director of Golden Casting Corporation.

         John R. Selby has been a director of the Company since December, 1998 and a director of Fuel Tech, Inc. since November, 1998. Mr. Selby was a director and the President and Chief Executive Officer of SPS Technologies, Inc., a diversified manufacturing company, from 1971, and Chairman from 1987, until his retirement in 1993 and was a director of General Signal Corporation from 1987 to 1998.

         Thomas S. Shaw, Jr. has been President and Chief Operating Officer of Conectiv, an electric power generating and distribution company, since September, 2000 and previously had been employed by its predecessor Delmarva Power & Light Company ("Delmarva") for over 25 years where he had been President of its subsidiary Delmarva Capital Investments, Inc. from 1991 until 1995 and was Executive Vice President of Delmarva from 1997 until September, 2000.

         Scott M. Schecter, 45, has been Vice President, Chief Financial Officer and Treasurer of the Company since January, 1994 and has been a director of FTI since April, 1998. Mr. Schecter was also Chief Financial Officer of Clean Diesel Technologies, Inc. from 1995 through November, 1999. From June, 1990 through January, 1994, Mr. Schecter was Senior Vice President and Chief Financial Officer of American Vision Centers, Inc., a consumer products company.

         Tarma Trust Management, N.V., ("Tarma") a director of the Company since April, 1998, is a Netherlands Antilles limited liability company in Curacao specializing in company management and representation. Tarma's position as Managing Director enables the Company to act in the Netherlands Antilles without the presence of the other directors.

         There are no family relationships between any of the directors or executive officers, except as stated above.

Board Committees of the Company and Fuel Tech, Inc.

         The Board has an Audit Committee of which the members are Mr. Selby, Mr. Shaw, Chairman, and Mr. R.E. Bailey (ex officio). If Messrs. Espinosa and Khanachet are elected at the Meeting, the Board intends to appoint them to the Audit Committee. Messrs, Selby and Shaw are, and Messrs. Espinosa and Khanachet will be, independent directors. There are no other committees of the Board of Directors of the Company. Compensation matters are determined by the Compensation Committee of Fuel Tech, Inc. of which the members are Messrs. Selby, Chairman, S. C. Arbabright (ex officio) D. G. Bailey, R. E. Bailey and N.
R. Schwartz. Ex officio members of Company or Fuel Tech, Inc. committees are participating but non-voting members. Fuel Tech, Inc. is a wholly-owned subsidiary of the Company.

         The Audit Committee is responsible for review of audits, financial reporting and compliance, accounting and internal controls policy, and recommendations to the Board regarding the engagement of independent auditors, oversight of their activities and evaluation of their independence.

         The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs and recommends stock option awards to the Board of the Company.

Meetings

     During the year ended December 31, 2001, there were four meetings of the Board of Directors of the Company, one meeting of its Audit Committee and four meetings of the Compensation Committee of Fuel Tech, Inc. Each director of the Company attended at least 75% of Board and committee meetings of which he was a member during the period of his directorship. Tarma Trust Management N.V., which represents and acts for the Company in the Netherlands Antilles, does not normally attend Company Board meetings outside of the Antilles and did not attend any meetings in 2001 except for the 2001 Annual General Meeting of Shareholders.

Indemnification

         Under the Articles of Incorporation of the Company, indemnification is afforded the Company's directors and executive officers to the fullest extent permitted by the laws of the Netherlands Antilles. Such indemnification also includes payment of any costs which an indemnitee incurs because of claims against the indemnitee. The Company is, however, not obligated to provide indemnity and costs where it is adjudicated that the indemnitee did not act in good faith in the reasonable belief that the indemnitee's actions were in the best interests of the Company, or, in the case of a settlement of a claim, such determination is made by the Board of Directors of the Company.

         The Company carries insurance providing indemnification, under certain circumstances, to all of its and its subsidiaries' directors and officers for claims against them by reason of, among other things, any act or failure to act in their capacities as directors or officers. The current annual premium for this policy is $67,500. No sums have been paid for such indemnification to any past or present director or officer by the Company or under any insurance policy.

                       APPROVAL OF APPOINTMENT OF AUDITORS

         The Board of Directors, on the recommendation of the Audit Committee, has reappointed the firm of Ernst & Young LLP, Certified Public Accountants ("Ernst & Young"), to be the Company's auditors for the year 2002 and submits that reappointment to the shareholders for approval. Ernst & Young has served in this capacity since 1990 and is knowledgeable about the Company's operations and accounting practices and is well-qualified to act in the capacity of independent accountants. In making the appointment, the Board reviews Ernst & Young's performance in prior years along with its reputation for integrity and overall competence in accounting and auditing. Representatives of Ernst & Young are not expected to be present in Curacao at the Meeting or in London at the Information Meeting.

Audit Fees

         For 2001, Ernst & Young billed $101,200 for fees for professional services rendered for the audit of the Company's 2001 financial statements and reviews of the Company's financial statements included in the quarterly reports on Securities and Exchange Commission Form 10-Q filed in 2001.

Financial Information Systems Design and Implementation Fees

         For 2001, Ernst & Young did not render any professional services for the Company in connection with financial information systems design and implementation.

All Other Fees

For 2001, Ernst & Young performed no non-audit services for the Company.

         The affirmative vote of a majority of the shares voting is required for the approval of this proposal. The Board recommends a vote FOR this proposal.

Report of the Audit Committee

         Management is responsible for the Company's internal controls and its financial reporting. The independent auditors are responsible for performing an audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion on those financial statements based on their audit. The Audit Committee reviews these processes on behalf of the Board of Managing Directors. In such context, the Committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report on Form 10-K with the Company's management and its independent auditors.

         The Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

         The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent auditors their independence. The Committee has also considered whether the provision of the services described above under the captions "Financial Information Systems Design and Implementation" and "All Other Fees" is compatible with maintaining the independence of the independent auditors.

         In 2001 the Committee did not recommend any revisions to its Charter previously published as Schedule II to its April 23, 2001 proxy statement.

         Based on the review and discussions referred to above, the Committee recommended to the Board of Managing Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

         By the Audit Committee: J. A. de Havilland, Chairman, J. R. Selby and
R. E. Bailey (ex officio).

            PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

         The following table sets forth information regarding the beneficial ownership of Common Stock as of March 31, 2001 by (i) each person known to the Company to own beneficially more than five percent of the outstanding Common Stock; (ii) each director and nominee to be a director of the Company; (iii) the Named Executive Officers; and (iv) all directors and executive officers as a group.


Name and Address(1)                No. of Shares(2)        Percentage(3)
-------------------                -------------           ----------

Beneficial Owner

RIT Capital Partners plc              1,028,882               4.7%

Management

Vincent M. Albanese(4)                  113,750                *
Steven C. Argabright                    202,750                *
Douglas G. Bailey (5)                 1,952,500               8.9%
Ralph E. Bailey (5)(6)                4,690,000              21.3%
Stephen P. Brady                         97,500                *
Charles W. Grinnell (5)                  58,589                *
Nolan R. Schwartz(5)                    365,000               1.7%
John R. Selby (5)(6)                     35,000                *
Scott M. Schecter (5)                   191,500                *
Thomas S. Shaw                           10,000                *
Tarma Trust Management N.V.                -                   *

All Directors and Officers
as a Group (13 persons)(3)(4)
(5)(6)                                7,717,589                35%

-----------
 * Less than one percent (1.0%)

      (1) The address of RIT Capital Partners plc is 27 St. James Place, London, England SW1A 1NR. The address of each of the above management beneficial owners is c/o Fuel Tech, Inc., Suite 703, 300 Atlantic Street, Stamford, Connecticut 06901, except Tarma Trust Management N.V. which is Castorweg 22-24, Curacao, Netherlands Antilles.

      (2) Except for 4,000 of the shares indicated for Mr. Argabright which are owned by his spouse, the owners of all shares are believed by the Company to have sole ownership and investment control of such shares.

      (3) The percentages in each case are of the outstanding common and all warrants or options exercisable within 60 days.

      (4) Does not include 2,000 shares owned by Mr. Albanese's spouse as to which he disclaims beneficial ownership.

      (5) Includes shares subject to options and warrants exercisable presently and within 60 days for Mr. Albanese, 108,750 shares; Mr. Argabright, 193,750 shares; Mr. D. G. Bailey, 1,877,500 shares; Mr. R.E. Bailey, 40,000 shares; Mr. Brady, 87,500 shares; Mr. Grinnell, 32,500 shares; Mr. Schwartz, 340,000 shares Mr. Schecter, 157,500 shares; Mr. Shaw, 10,000 shares; Mr. Selby 30,000 shares; and, for all directors and officers as a group, 2,877,500 shares.

      (6) Does not include for Mr. R. E. Bailey 15,129 Units and for Mr. Selby 17,784 Units accrued at March 31, 2002 under the Directors' Deferred Compensation Plan.

                             EXECUTIVE COMPENSATION

         The table below sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to Mr. Ralph E. Bailey, Chairman and Chief Executive Officer, Mr. Vincent M. Albanese, Senior Vice President of FTI, Steven C. Argabright, President and Chief Operating Officer of FTI, Stephen P. Brady, Senior Vice President of FTI and Scott M. Schecter, Vice President, Treasurer and Chief Financial Officer of the Company and FTI during the fiscal years ended December 31, 2001, 2000 and 1999.

Summary Compensation Table

                                                                          Annual                    Long-Term
                                                                          ------                    ---------
                                                                       Compensation                  Shares
                                                                                                    Underlying
                                                                                                     Options
                                                                                 Other               Granted           All Other
Name and Principal Position       Year      Salary(1)          Bonus(2)      Compensation(3)         (#)(4)          Compensation(5)
------------------------------    ----     ----------        -----------     ---------------     ---------------     ---------------

Vincent M. Albanese               2001        159,799           10,000                --                25,000               4,794
Senior Vice President             2000        151,299             --                  --                35,000              10,200
                                  1999        140,852           35,553                --                50,000               9,456

Steven C. Argabright              2001        205,917           20,000                --                50,000               5,100
President and Chief               2000        194,334             --                  --                75,000              10,200
Operating Officer                 1999        178,230           72,475                --                75,000               9,600

Stephen P. Brady                  2001        156,371           15,000             180,000              40,000               5,100
Senior Vice President             2000        147,617             --                  --                  --                10,200
                                  1999        140,837           35,087                --                50,000               9,285

Ralph E. Bailey                   2001           --               --                  --                10,000              10,000
Chairman and Chief                2000           --               --                  --                10,000              10,000
Executive Officer                 1999           --               --                  --                10,000              14,603

Scott M. Schecter                 2001        209,800           12,500                --                25,000               5,100
Vice President, Treasurer         2000        200,467             --                  --                50,000              10,200
and Chief Financial               1999        190,747           48,020                --                50,000               9,600
Officer

  (1) Mr. Bailey is not an employee of the Company or of Fuel Tech, Inc.
  (2) Bonus payments for 1999 were for participating employees in the Fuel Tech Management Incentive Program ("MIP"). No MIP bonuses were payable for 2000 and 2001. Special bonuses, however, were paid in 2002 to recognize 2001 achievements.
  (3) The amount of $180,000 designated as "Other Compensation" for Mr. Brady was payment to him in February 2001, the third anniversary of his employment with the Company, as a "Stay Bonus" under his employment agreement as reimbursement for loss of benefits under a previous employer's defined benefit plan.
  (4) With the exception of the options granted to Mr. Bailey, which were Non-Qualified Stock Options, the options granted were Incentive Stock Options. The options do not include stock appreciation rights.

  (5) The amounts designated "Other Compensation" for Mr. Bailey were directors' fees which for 2001, 2000 and 1999, respectively, were deferred under the Directors' Deferred Compensation Plan as 3,432, 4,927 and 6,770 Units; and, for Messrs. Albanese, Argabright, Brady and Schecter, Company profit sharing and matching contributions to the Fuel Tech, Inc. 401(k) Plan. No profit sharing contributions were made for 2001.

Directors' Compensation

         Effective from May 1, 2002, directors' cash compensation is proposed to be an annual retainer of $15,000 for each director and in addition $2,000 for each committee Chairman, and, for each regular or special meeting of the Board, a meeting fee of $1,200 and, for meetings of committees of both the Company and Fuel Tech, Inc., a meeting fee of $600. The Board usually has four regularly scheduled meetings per year. In 2001, the Company provided an annual retainer of $10,000 payable quarterly in arrears and meeting fees of $1,000 for days spent on Board or committee meetings in excess of five per year. In addition, committee chairmen, were provided an annual retainer of $2,000. Non-executive directors are entitled under the Company's Directors' Deferred Compensation Plan to defer fees in either cash with interest or share equivalent "Units" until fixed dates, including the date of retirement from the Board.

         Directors employed by the Company or its subsidiaries receive compensation other than directors' fees but receive no compensation for their service as directors. Except for the retainer for committee chairmen and the non-executive options referred to below, Fuel Tech, Inc. directors are not compensated for their service as directors.

         Under the non-executive feature of the Company's 1993 Incentive Plan, each non-executive director of the Company or of Fuel Tech, Inc. receives as of the first business day following the annual meeting a non-qualified stock option award of 10,000 shares for a term of 10 years vesting immediately. In 2001 such 10,000 share options were granted to Messrs. D. G. and R. E. Bailey, Schwartz, Selby and Shaw at the exercise price of $3.595 per share.

Compensation Committee Interlocks and Insider Participation

         Mr. R. E. Bailey, who is not an employee of the Company or of Fuel Tech, Inc., is Chairman and Chief Executive Officer of the Company and is a member of the Fuel Tech, Inc. Compensation Committee (the "Committee"). Mr. Argabright is President and Chief Operating Officer of Fuel Tech, Inc. and, as an ex officio member of the Committee, participates in meetings of the Committee but does not vote on Committee actions. Mr. R. E. Bailey is Chairman and a shareholder of ABC and Mr. D. G. Bailey is President, Chief Operating Officer and an employee and shareholder of ABC, in which relationships they enjoy a direct material interest in the management services fees set forth below under the caption "Management Services Agreement."

                    OPTION GRANTS IN THE LAST FISCAL YEAR (1)


                                          % of Total                                         Potential Realizable
                     Number of Shares       Options                                         Value of Assumed Annual
                        Underlying        Granted to      Exercise or                        Rates of Stock Price
                     Options Granted     Employees in     Base Price                        Appreciation for Option
                           (#)               2001           ($/Sh)       Expiration Date             Term
                    ------------------- ---------------- -------------- ------------------ ------------ -------------
       Name                                                                                    5%           10%
       ----                                                                                    --           ---

Vincent M.                25,000             6.74%           $1.50           2/22/11         $23,588      $59,775
Albanese

Steven C.                 50,000            13.49%           $1.50           2/22/11         $47,175     $119,550
Argabright

Ralph E. Bailey           10,000             2.69%           $3.595          2/22/11         $22,612      $57,304

Stephen P. Brady          40,000            10.79%           $1.50           2/22/11         $37,740      $95,640

Scott M. Schecter         25,000             6.74%           $1.50           2/22/11         $23,588      $59,775

(1) Except the options granted to Mr. Bailey, which are immediately exercisable, 50% of the above stock option awards are first exercisable on the second anniversary of grant and 25% of the awards on each of the third and fourth anniversaries of grant. 2001 options were granted on February 22, 2001. The Company has not historically and did not in 2001 grant stock appreciation rights.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                       Shares                     Number of Securities Underlying          Value of Unexercised
                    Acquired on       Value        Unexercised Options at Fiscal         in-the-Money Options at
                      Exercise      Realized                Year-End                         Fiscal Year-End
                    ------------- ------------- ------------------------------------- -------------------------------
                                                    Exercisable        Unexercisable    Exercisable    Unexercisable
                                                --------------------- --------------- -------------- ----------------
Name

Vincent M.                  --            --               66,250             97,500         275,500         405,188
Albanese

Steven C.                   --            --              122,500            187,500         512,688         781,250
Argabright

Ralph E. Bailey             --            --               40,000               --           146,050            --

Stephen P. Brady            --            --               62,500             77,500         259,375         333,875

Scott M. Schecter         10,000       $13,450            107,500            112,500         439,750         465,000

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Compensation Policies

         The Company's executive compensation policies are to pay competitive salaries and annual incentive compensation, if earned, and to grant stock option awards in appropriate amounts. Competitive salaries are based on Management's knowledge of market conditions supplemented by salary surveys as well as the position of each employee within the business and historical practice. Incentive compensation, intended to encourage performance, may be in the form of discretionary bonuses or participation by managers in the Fuel Tech, Inc. Management Incentive Program ("MIP"). Company stock option awards are made to provide a long-term incentive to employees and to create a common interest between the employees and its shareholders generally.

Compensation of Executive Officers  - 2001

         The key components of the Company's executive compensation program during the last fiscal year were base salary and stock option awards under the 1993 Plan. Incentive compensation was not awarded, but special bonuses were paid to recognize 2001 achievements. Base salaries are fixed by the Board in its discretion based upon historical levels, performance, ranking within the officer group, amounts being paid by comparable companies, and the Company's financial position. Incentive compensation awards, when earned, are based upon the Company's achievement of a minimum level of performance under annual profit plan and the individual officer's allocated percentage of an amount determined by the Board to be the MIP "pool," if minimum financial performance is achieved. Incentive compensation payments, however, were not made for 2001, as the minimum performance level for 2001 was not achieved. The stock options are designed to provide additional incentives to executive officers to maximize stockholder value. Through the use of vesting periods, the option program encourages executives to remain in the employ of the Company. In addition, because the exercise prices of such options are set at the fair market value of the stock on the date of grant of the option, executives can only benefit from such options if the trading price of the Company's shares increases, thus aligning their financial interests with those of the shareholders.

Compensation of Chief Executive Officer - 2001

         The Chairman and Chief Executive Officer, Ralph E. Bailey, is not an employee of the Company or of Fuel Tech, Inc. and received directors' fees and stock option awards for service in his capacity as a director only. See also the text below under the caption "Management Services Agreement" concerning payments by the Company to American Bailey Corporation.

         In 2001, Mr. Argabright, President and Chief Operating Officer of Fuel Tech, Inc., was paid a competitive base salary. A significant portion of Mr. Argabright's annual compensation was to be based on incentive compensation with a target percentage of 40%. The Company did not achieve its profit goals and that incentive compensation was not earned. A special bonus payment of $15,000 was, however, paid to Mr. Argabright to recognize his 2001 achievements. Stock option awards to Mr. Argabright in 2001 were 50,000 shares.

         This report has been prepared by the following members of the Compensation Committee of Fuel Tech, Inc.

                  D. G. Bailey              R. E. Bailey
                  N. R. Schwartz            J. R. Selby

         This compensation report and the following performance graph shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates such report.


                                PERFORMANCE GRAPH

The following line graph compares (i) the Company's total return to shareholders per share of Common Stock for the five years ended December 31, 2001 to that of
(ii) the Russell 2000 index, and (iii) the Standard & Poors Pollution Control Index.


            -------------------------------------------------------------------
             Performance Graph - Cumulative % change from base year 12/31/96
            -------------------------------------------------------------------
            -------------------------------------------------------------------
               FTEK                   Russell 2000                  SPPOLU
            -------------------------------------------------------------------

            -------------------------------------------------------------------
12/31/94
12/31/95
12/31/96          100                        100                         100
12/31/97           96                        121                         101
12/31/98          128                        116                         108
12/31/99          140                        139                          48
12/29/00          108                        133                          78
12/31/01          388                        135                          87
            -------------------------------------------------------------------


                                  [LINE GRAPH]

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                          Management Services Agreement

         Pursuant to a Management Services Agreement of April 30, 1998, as amended, between Fuel Tech, Inc. ("FTI") and American Bailey Corporation ("ABC"), ABC will provide management services to FTI and, if requested, the Company. Such management services shall consist of management policy guidance and assistance in the areas of management focus and strategic direction, world-wide marketing strategy and planning, internal accounting and administrative procedures, management and organizational development, financial analysis, budgeting and working capital management and market analysis, industry trend analysis, and advice regarding power generation and internal combustion engine markets. The fee payable to ABC by FTI for these services is $250,000 per year until expiration of the Agreement on April 30, 2002. ABC and disinterested members of the Board are in discussion concerning an extension of this Agreement and the terms and conditions of such extension. Ralph E. Bailey is Chairman and Douglas E. Bailey is President and Chief Operating Officer of ABC and both are shareholders of ABC.

Clean Diesel Technologies, Inc. Management Services Agreement

         Under an August 3, 1995 Management and Services Agreement with Clean Diesel Technologies, Inc. ("CDT"), $73,000 was paid to the Company by CDT in 2001 for reimbursement on account of the costs to the Company of administrative, legal and management services. $68,000 of the 2001 reimbursement was on account of legal services provided to CDT by Mr. Grinnell, an employee and Managing Director of the Company and a Director and Officer of CDT. The Company has a 16.3% equity ownership interest in CDT's issued and outstanding shares.

Employment Agreements

         Messrs. Albanese, Argabright, Brady and Schecter have employment agreements with the Company effective January 17, 1994 for Mr. Schecter, March 30, 1998 for Mr. Albanese, February 6, 1998 for Mr. Argabright and February 1, 1998 for Mr. Brady. These agreements are for indefinite terms, provide for disclosure and assignment of inventions to the Company, protection of Company proprietary data, covenants against certain competition against the Company and arbitration of disputes. Under Mr. Schecter's agreement, he is required to provide two months notice on resignation and, if his employment is terminated by the Company for reasons other than "just cause" (as defined in the agreement), the Company must continue Mr. Schecter's then base salary and benefits until he finds other comparable employment but not for a period in excess of one year.

                                     GENERAL

Section 16(a) Beneficial Ownership Reporting Compliance

         The Company believes that all reports required to be filed under
Section 16(a) of the Securities and Exchange Act of 1934 for the year 2001 were timely filed.

Other Business

         Management knows of no other matters that may properly be, or are likely to be, brought before the meeting other than those described in this Proxy Statement.

Shareholder Proposals

         If other proper matters are introduced at the Meeting, the individuals named as Proxies on the enclosed Proxy Card will vote in their discretion the shares represented by the Proxy Card. In order to be presented for action at the Meeting, such matters must, under the Articles of the Company, be sent by registered airmail to the Board of Directors in writing postmarked prior to Midnight, June 4, 2002 to the above address of the Company in order to be presented for consideration at the meeting.

         Proposals of shareholders intended for inclusion in the Proxy Statement and proxy card to be mailed to all shareholders entitled to vote at the Annual General Meeting of shareholders to be held in the year 2003 must be received in writing addressed to the Board of Directors at the above address of the Company or to the Secretary at Fuel Tech, Inc., 300 Atlantic Street, Stamford CT 06901 USA on or before December 30, 2002 and, if not received by such date, may be excluded from the proxy materials.

FUEL-TECH N.V.

Charles W. Grinnell
Secretary
April 29, 2002

                                                                      Schedule I

11. UNCONSOLIDATED FINANCIAL STATEMENTS

Balance Sheets (at December 31)                                                2001                2000
                                                                          ---------------     ---------------
Assets:

    Receivable and other current assets                                   $        34,000     $       226,000
    Investments in subsidiaries                                                13,319,000          14,539,000
                                                                          ---------------     ---------------
    Total assets                                                          $    13,353,000     $    14,765,000
                                                                          ===============     ===============

 Liabilities and shareholders' equity

    Liabilities

    Accounts payable and accrued expenses                                         218,000             198,000

    Shareholders' equity                                                       13,135,000          14,567,000
                                                                          ---------------     ---------------
    Total liabilities and shareholders' equity                            $    13,353,000     $    14,765,000
                                                                          ===============     ===============

Statements of Operations (for the years ended December 31)                     2001                2000                1999
                                                                          ---------------     ---------------     ---------------

    Loss from operations                                                  $      (952,000)    $      (750,000)    $      (524,000)
    Interest and other income, net                                                129,000                --                  --
    (Loss) income from equity investment in subsidiary                           (810,000)            335,000           3,532,000
                                                                          ===============     ===============     ===============
    Net (loss) income                                                     $    (1,633,000)    $      (415,000)    $     3,008,000
                                                                          ===============     ===============     ===============

Statements of Cash Flow (for the years ended December 31)                      2001                2000                1999
                                                                          ---------------     ---------------     ---------------

Operating activities:
    Net cash used in operating activities                                 $      (521,000)    $      (511,000)    $      (551,000)
                                                                          ---------------     ---------------     ---------------

Investing activities:
    Investment in and loans to CDT                                               (125,000)           (350,000)               --
    Investment in Fuel Tech CS GmbH                                                  --              (116,000)               --
                                                                          ---------------     ---------------     ---------------
    Net cash used in investing activities                                        (125,000)           (466,000)               --

Financing activities:
    Dividend from FTI                                                             280,000             638,000             825,000
    Exercise of stock options                                                     406,000             339,000             212,000
    Purchase of treasury stock/other                                              (40,000)               --               (46,000)
    Purchase and retirement of nil coupon loan notes                                 --                  --              (444,000)
                                                                          ---------------     ---------------     ---------------
    Net cash provided by investing activities                                     646,000             977,000             547,000

    Net decrease in cash and cash equivalents                                        --                  --                (4,000)

    Cash and cash equivalents at beginning of period                                 --                  --                 4,000
                                                                          ---------------     ---------------     ---------------
    Cash and cash equivalents at end of period                            $          --       $          --       $          --
                                                                          ===============     ===============     ===============

Basis of Presentation:

     In the unconsolidated financial statements, the Company's investment in subsidiaries is stated at cost plus equity in undistributed earnings of subsidiaries since the date of acquisition. The Company's share of net income of its unconsolidated subsidiaries is included in consolidated income using the equity method. The unconsolidated financial statements should be read in conjunction with the Company's consolidated financial statements.